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                                                                    EXHIBIT 23.5

                        CONSENT OF PETRIE PARKMAN & CO.


     The undersigned hereby consents to the use of its opinion letter dated April 16, 1996 to the Board of Directors of The Phoenix Resource Companies, Inc. and the references to the name of the undersigned in connection therewith in this Registration Statement on Form S-4.


                                          PETRIE PARKMAN & CO.


April 16, 1996